Exhibit 99.1

Exterran Holdings Reports Second-Quarter 2014 Results
● EBITDA, as adjusted, of $161 million for the quarter
● Organic growth of 77,000 operating horsepower in North America
● Fabrication backlog of $818 million, up 22 percent sequentially, on $472 million of new bookings

HOUSTON, August 5, 2014 – Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $161.1 million for the second quarter 2014, compared to $144.8 million for the first quarter 2014 and $176.1 million for the second quarter 2013.

Revenue was $739.3 million for the second quarter 2014, compared to $643.0 million for the first quarter 2014 and $835.9 million for the second quarter 2013.

Fabrication backlog was $818.1 million at June 30, 2014, compared to $669.1 million at March 31, 2014 and $746.5 million at June 30, 2013. Fabrication bookings were $471.6 million for the second quarter 2014, compared to $276.6 million for the first quarter 2014 and $209.0 million for the second quarter 2013.

Exterran Holdings has declared a dividend of $0.15 per share of common stock, a rate of $0.60 per share on an annualized basis, to be paid on August 18, 2014 to stockholders of record at the close of business on August 11, 2014.

“We achieved solid quarterly operating performance in the second quarter 2014, strong organic horsepower growth in our North America contract operations business and the highest level of bookings in our fabrication business in two years. Our North America contract operations gross margin was 57 percent, due in large part to the recent acquisition of compression assets from MidCon Compression, L.L.C. and improving operating performance. Our fabrication business performed solidly and achieved robust bookings; however, a warranty expense accrual of $11 million for a prior-period project in North America reduced our fabrication gross margin percentage by 4 percent,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “We continue to be optimistic about our opportunity set in North America and international markets, and we are pleased with Exterran Partners’ recently announced agreement to acquire additional compression assets from MidCon,” added Childers.

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ nationalized Venezuelan assets, the benefit of which was $23.0 million for the second quarter 2014, compared to $22.7 million for the first quarter 2014 and $4.7 million for the second quarter 2013.

Net loss from continuing operations attributable to Exterran stockholders, excluding items, for the second quarter 2014 was $4.7 million, or $0.07 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude pretax charges of $10.2 million due primarily to non-cash long-lived asset impairment charges related to our North America contract operations business. These results included a higher effective tax rate as compared to the prior quarter and prior-year period as a result of charges totaling $5.7 million related primarily to valuation allowances recorded against prior years’ net operating losses in certain foreign jurisdictions.

Net income from continuing operations attributable to Exterran stockholders, excluding items, for the first quarter 2014 was $13.9 million, or $0.20 per diluted common share, and net income from continuing operations attributable to Exterran stockholders, excluding items, for the second quarter 2013 was $20.2 million, or $0.31 per diluted common share.

Net income attributable to Exterran stockholders for the second quarter 2014 was $12.4 million, or $0.19 per diluted common share, compared to net income attributable to Exterran stockholders for the first quarter 2014 of $32.6 million, or $0.47 per diluted common share, and net income attributable to Exterran stockholders for the second quarter 2013 of $9.3 million, or $0.14 per diluted common share.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. was $14.0 million for the second quarter 2014, compared to $13.7 million for the first quarter 2014 and $12.4 million for the second quarter 2013.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, August 5, 2014, to discuss their second-quarter 2014 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call will also be available by dialing 800-446-2782 in the United States and Canada, or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 37534864.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 37534864#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other charges. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements related to Exterran Partners’ recently announced agreement to acquire additional compression assets from MidCon Compression, L.L.C., including Exterran Partners’ ability to complete the transaction.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, and those set forth from time to time in Exterran Holdings’ filings with the Securities and Exchange Commission, which are available at www.exterran.com.  Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Revenues:
North America contract operations	$181,940	$156,523	$162,207
International contract operations	134,392	111,040	117,872
Aftermarket services	100,359	88,048	99,368
Fabrication	322,579	287,397	456,459
	739,270	643,008	835,906

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	77,514	71,081	70,513
International contract operations	46,502	41,032	50,015
Aftermarket services	79,297	67,821	77,936
Fabrication	279,983	229,588	381,573
Selling, general and administrative	95,712	92,578	91,005
Depreciation and amortization	111,956	85,522	80,751
Long-lived asset impairment	9,847	3,807	16,574
Restructuring charges	353	4,822	-
Interest expense	32,722	28,308	30,250
Equity in income of non-consolidated affiliates	(4,909)	(4,693)	(4,722)
Other (income) expense, net	(3,671)	(2,434)	(7,223)
	725,306	617,432	786,672

Income before income taxes	13,964	25,576	49,234
Provision for income taxes	10,870	9,409	23,624
Income from continuing operations	3,094	16,167	25,610
Income (loss) from discontinued operations, net of tax	17,769	18,727	(1,106)
Net income	20,863	34,894	24,504
Less: Net income attributable to the noncontrolling interest	(8,486)	(2,298)	(15,169)
Net income attributable to Exterran stockholders	$12,377	$32,596	$9,335

Basic income (loss) per common share (1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.08)	$0.21	$0.16
Income (loss) from discontinued operations attributable to Exterran common stockholders	0.27	0.28	(0.02)
Net income attributable to Exterran common stockholders	$0.19	$0.49	$0.14
Diluted income (loss) per common share (1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.08)	$0.20	$0.16
Income (loss) from discontinued operations attributable to Exterran common stockholders	0.27	0.27	(0.02)
Net income attributable to Exterran common stockholders	$0.19	$0.47	$0.14

Weighted average common shares outstanding used in income (loss) per common share:
Basic	65,890	65,390	64,484
Diluted	65,890	67,792	65,016

Dividends declared and paid per common share	$0.15	$0.15	$-

(1) Basic and diluted net income attributable to Exterran common stockholders per common share was computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded from our calculation of basic and diluted net income attributable to Exterran common stockholders per common share, net income attributable to participating securities.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013
Revenues:
North America contract operations	$181,940	$156,523	$162,207
International contract operations	134,392	111,040	117,872
Aftermarket services	100,359	88,048	99,368
Fabrication	322,579	287,397	456,459
Total	$739,270	$643,008	$835,906

Gross Margin (1):
North America contract operations	$104,426	$85,442	$91,694
International contract operations	87,890	70,008	67,857
Aftermarket services	21,062	20,227	21,432
Fabrication	42,596	57,809	74,886
Total	$255,974	$233,486	$255,869

Selling, General and Administrative	$95,712	$92,578	$91,005
% of revenue	13%	14%	11%

EBITDA, as Adjusted (1)	$161,132	$144,805	$176,131
% of revenue	22%	23%	21%

Capital expenditures	$138,996	$99,214	$107,944
Less: Proceeds from sale of PP&E	(2,536)	(10,863)	(56,166)
Net Capital expenditures	$136,460	$88,351	$51,778

Gross Margin Percentage:
North America contract operations	57%	55%	57%
International contract operations	65%	63%	58%
Aftermarket services	21%	23%	22%
Fabrication	13%	20%	16%
Total	35%	36%	31%

Total Available Horsepower (at period end):
North America contract operations	3,976	3,476	3,401
International contract operations	1,248	1,254	1,268
Total	5,224	4,730	4,669

Total Operating Horsepower (at period end):
North America contract operations	3,422	2,901	2,867
International contract operations	959	984	998
Total	4,381	3,885	3,865

Average Operating Horsepower:
North America contract operations	3,340	2,894	2,884
International contract operations	968	982	1,000
Total	4,308	3,876	3,884

Horsepower Utilization (at period end):
North America contract operations	86%	83%	84%
International contract operations	77%	78%	79%
Total	84%	82%	83%

	June 30,	March 31,	June 30,
Fabrication Backlog:	2014	2014	2013
Compression & accessory	$192,692	$176,708	$193,546
Production & processing equipment	532,117	433,842	424,152
Installation	93,305	58,513	128,818
Total	$818,114	$669,063	$746,516

Balance Sheet:
Debt - Parent level	$810,832	$783,828	$928,165
Debt - Exterran Partners, L.P.	1,041,736	801,595	714,682
Total consolidated debt	$1,852,568	$1,585,423	$1,642,847
Exterran stockholders' equity	$1,770,231	$1,702,787	$1,578,980

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2014	2014	2013

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income	$20,863	$34,894	$24,504
(Income) loss from discontinued operations, net of tax	(17,769)	(18,727)	1,106
Income from continuing operations	3,094	16,167	25,610
Depreciation and amortization	111,956	85,522	80,751
Long-lived asset impairment	9,847	3,807	16,574
Restructuring charges	353	4,822	-
Investment in non-consolidated affiliates impairment	-	197	-
Proceeds from sale of joint venture assets	(4,909)	(4,890)	(4,722)
Interest expense	32,722	28,308	30,250
(Gain) loss on currency exchange rate remeasurement of intercompany balances	(2,801)	(81)	4,044
Expensed acquisition costs	-	1,544	-
Provision for income taxes	10,870	9,409	23,624
EBITDA, as adjusted (1)	161,132	144,805	176,131
Selling, general and administrative	95,712	92,578	91,005
Equity in income of non-consolidated affiliates	(4,909)	(4,693)	(4,722)
Investment in non-consolidated affiliates impairment	-	(197)	-
Proceeds from sale of joint venture assets	4,909	4,890	4,722
Gain (loss) on currency exchange rate remeasurement of intercompany balances	2,801	81	(4,044)
Expensed acquisition costs	-	(1,544)	-
Other (income) expense, net	(3,671)	(2,434)	(7,223)
Gross Margin (1)	$255,974	$233,486	$255,869

Net Income attributable to Exterran stockholders	$12,377	$32,596	$9,335
(Income) loss from discontinued operations	(17,769)	(18,727)	1,106
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	5,409	1,472	14,500
Restructuring charges (including the impact on noncontrolling interest)	143	2,897	-
Investment in non-consolidated affiliates impairment	-	197	-
Proceeds from sale of joint venture assets	(4,909)	(4,890)	(4,722)
Expensed acquisition costs (including the impact on noncontrolling interest)	-	398	-
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items	$(4,749)	$13,943	$20,219

Diluted income (loss) from continuing operations attributable to Exterran common stockholders	$(0.08)	$0.20	$0.16
Adjustment for items, after-tax, per common share (2)	0.01	-	0.15
Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items (1)(2)	$(0.07)	$0.20	$0.31

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded from our calculation of diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, net income from continuing operations attributable to participating securities, excluding items of $0.1 million, $0.2 million and $0.4 million for the three months ended June 30, 2014, March 31, 2014, and June 30, 2013, respectively.